UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

DORCHESTER MINERALS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas 75219
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (214) 559-0300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interest	DMLP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on May 6, 2021, Dorchester Minerals, L.P., a Delaware limited partnership (the “Partnership”), entered into a Contribution and Exchange Agreement, dated April 30, 2021 (the “Contribution and Exchange Agreement”), with JSFM, LLC, a Wyoming limited liability company (“JSFM”), the terms and conditions of which provide for JSFM to contribute certain interests in oil and gas properties, rights and related assets (the “Properties”) to the Partnership in exchange for 725,000 common units representing limited partnership interests in the Partnership. The Properties consist of overriding royalty interests totaling approximately 6,400 net royalty acres under 63,000 gross acres in Dunn, McKenzie, McLean and Mountrail Counties, North Dakota. The Contribution and Exchange Agreement included customary representations, warranties, covenants and indemnities of the Partnership and JSFM and also provided for JSFM to pay the Partnership at closing an amount of cash equal to the aggregate amount of cash receipts from or attributed to the Properties that were received by JSFM during the period beginning on April 1, 2021 and ending on June 30, 2021.

No material relationships exist between the Partnership and JSFM.

The Partnership and JSFM structured the transaction as a non-taxable contribution and exchange. The Partnership completed its acquisition of the Properties of JSFM pursuant to the Contribution and Exchange Agreement on June 30, 2021. In exchange, the Partnership issued to JSFM an aggregate of 725,000 common units representing limited partnership interests in the Partnership, the offer and sale of which are registered by the Partnership’s registration statement on Form S-4.

The foregoing description of the Contribution and Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into Item 2.01 by reference. The Contribution and Exchange Agreement has been included to provide unitholders with information regarding its terms. It is not intended to provide any other factual information about the Partnership, JSFM or their respective affiliates. The representations, warranties, and covenants contained in the Contribution and Exchange Agreement were made only for purposes of the Contribution and Exchange Agreement and as of the specific dates set forth therein, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to unitholders. Unitholders are not third-party beneficiaries under the Contribution and Exchange Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Contribution and Exchange Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On June 30, 2021, the Partnership issued a press release announcing the completion of the transaction contemplated by the Contribution and Exchange Agreement (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference:

In accordance with general instructions B.2 and B.6 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

2.1	Contribution and Exchange Agreement dated April 30, 2021, by and among Dorchester Minerals, L.P., and JSFM (incorporated by reference to Exhibit 2.1 to Dorchester Minerals’ Current Report on Form 8-K filed with the SEC on May 6, 2021).

99.1	Press release dated June 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORCHESTER MINERALS, L.P.

	By:	Dorchester Minerals Management LP, its general partner

		By:	Dorchester Minerals Management GP LLC, its general partner

Date: June 30, 2021			By:	/s/ William Casey McManemin
William Casey McManemin
Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit

2.1	Contribution and Exchange Agreement dated April 30, 2021 by and among Dorchester Minerals, L.P. and JSFM (incorporated by reference to Exhibit 2.1 to Dorchester Minerals’ Current Report on Form 8-K filed with the SEC on May 6, 2021).

99.1	Press release dated June 30, 2021.